UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2009

DIATECT  INTERNATIONAL  CORPORATION
(Exact name of registrant specified in charter)

California	0-10147	82-0513509
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 Industrial Parkway,  Heber City, Utah 84032
(Address of principal executive offices)  (Zip Code)

(435) 654-4370
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02                 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Diatect International Corporation (the “Company” and the “registrant”) hereby amends its Form 8-K as filed on September 15, 2009 by this more comprehensive and detailed notice of the Company’s intent to make clarifying revisions in the notes to its consolidated financial statements included in the Company’s annual report on Form 10-KSB for its fiscal year ended December 31, 2007 (its “Initial 2007 Report”) in a Form 10-KSB/A amendment to its Initial 2007 Report.

On August 25, 2009, the Company’s management (“Management”) concluded that it would amend its Initial 2007 Report to make the above mentioned clarifying revisions in the notes to its consolidated financial statements.  Management discussed those revisions and its intention to file the Form 10-KSB/A amendment with the Company’s independent accountants.

The revisions will include a correction in Note 4 to those financial statements where the $2,578,265 total amount of notes payable as at December 31, 2007 is incorrectly referred to as “long term,” rather than as correctly reflected in the Company’s balance sheet in its Initial 2007 Report as the “current” portion of such liabilities.

The Company does not intend to imply that its financial statements in its Initial 2007 Report should not be relied upon by virtue of providing this Form 8-K/A, Item 4.02, notice of its intended filing of an amendment to its Initial 2007 Report.  Rather, the Company is filing this Form 8-K/A report in order to provide an advance and more prominent notification of the clarifying explanations and correction in the notes to its 2007 financial statements in a Form 10-KSB/A, which the Company intends to file as soon as practicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2009	By:	/s/ Robert Rudman
Robert Rudman
Chief Accounting Officer (Duly Authorized Officer)